EXHIBIT 10.(h)


                          EMPLOYMENT AGREEMENT

                THIS EMPLOYMENT AGREEMENT is made and entered as of the 1st day of March, 1998, by and between Florida Progress Corporation (the "Company") and Richard Korpan (the "Employee").

                               WITNESSETH:

                WHEREAS, the Employee is currently serving as the President and Chief Executive Officer of the Company under an employment agreement entered into as of June 1, 1995 (the "Existing Agreement"); and

                WHEREAS, the Employee and the Company wish to amend the Existing Agreement to extend the term thereof and to make certain other amendments to the provisions of the Existing Agreement; and

                WHEREAS, it is the desire of both parties that the arrangements and understandings of the parties concerning the continued employment of the Employee under the Existing Agreement as so amended be set forth in writing in this restatement of the Existing Agreement.

                NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Employment. The Company hereby agrees to continue the employment of the Employee, and the Employee hereby accepts such continued employment, upon the terms and subject to the conditions set forth in this Agreement.

                2. Term. The term of employment under this Agreement (the "Term of Employment") shall begin as of March 1, 1998, and, subject to the provisions of termination as hereinafter provided in Sections 6 and 7, shall terminate on February 28, 2002; provided, however, that beginning on March 1, 2000 and on each March 1 (the "Renewal Date") thereafter, the Term of Employment shall automatically be extended for one additional year unless either party gives the other written notice of termination at least ninety (90) days prior to any such Renewal Date.

                  3.     Duties.

                         (a)        The Employee is now engaged as the President
and Chief Executive Officer of the Company, and will become the Chairman of the Board of Directors of the Company upon the retirement of the current Chairman. In addition, the Employee shall have such other duties and hold such offices as may from time to time be reasonably assigned to him by the Board of Directors of the Company (the "Board of Directors") with respect to the business and affairs of the Company, consistent with his status as the most senior executive officer of the Company.

                         (b)        The Employee agrees to act within the scope
of authority delegated to him from time to time pursuant to this Agreement and, so far as reasonably practicable, to observe and abide by every limitation placed upon such authority from time to time by the Board of Directors. No latitude, indulgence or forbearance granted by the Board of Directors to the Employee shall be deemed a relinquishment of its right to direct or control him or a waiver of its right to require performance and fulfillment of the duties and responsibilities of his employment hereunder or of any other provision hereof.

                  4. Extent of Services. During his Term of Employment, the Employee shall devote his full time, energy and attention to, and actively participate in, the management of the business and affairs of the Company and shall not become employed, engaged or involved, in any capacity, in any commercial or professional endeavor, business or business activity other than the business and affairs of the Company, provided, however, that the foregoing shall not prevent Employee from serving as a director or trustee of other corporations or organizations if such service has been approved by the Company's Board of Directors.

                    5. Compensation. The Company shall pay the Employee, and the Employee agrees to accept from the Company, as compensation in full for the Employee's services under this Agreement and the faithful performance and observance of all of the Employee's obligations to the Company hereunder, the following:

                           (a)      Base Salary.  Throughout the Term of
Employment the Employee shall be paid a base salary not less than Six Hundred and Sixty Thousand as determined annually by the Board of Directors of the Company, payable in accordance with the Company's standard pay practices.

                           (b)      Incentive Plans.  In addition to the base
salary provided for in paragraph 5(a), Employee shall be entitled to participate in the Company's Management Incentive Compensation Plan (MICP), and the Company's Long-Term Incentive Plan (LTIP), any other incentive compensation plans that may be established by the Board of Directors; participation in the MICP and LTIP shall be at a target level (expressed as a percentage of base salary) not less than the level authorized for any other executive officer of the Company.

                         (c)        SERP.  Employee will be entitled to continue
to participate in the Company's Supplemental Executive Retirement Plan (SERP), or any successor plan thereto at not less than his current benefits together with any improvements thereto, provided, however, that the annual retirement benefits to be paid from the SERP, the Employees' Retirement Plan of Florida Progress Corporation and the Florida Progress Corporation Retirement Benefit Non-discrimination Plan for Excess Benefits and pursuant to this Agreement shall not be less than the following amounts depending upon the date on which the Employee's Term of Employment under this Agreement ends:

                 January 31, 2002 or later          $600,000
                 January 31, 2001 or later          $585,000
                 January 31, 2000 or later          $570,000
                 January 31, 1999 or later          $555,000
                 January 31, 1998 or later          $540,000

provided, however, that if Employee is married at the expiration of the Term of
Employment:

         (i) Employee's minimum retirement benefit provided in accordance with the foregoing table shall be appropriately adjusted so as to provide him with an actuarial equivalent benefit paid out as a 100% life annuity to him and a 100% survivor annuity to his spouse, such adjustment to involve only the reduction necessary to convert Employee's current retirement benefit under the SERP (which is in the form of a 100% life annuity, with an unreduced 50% surviving spouse annuity) into the foregoing form of payment; and

         (ii) if the Term of Employment ends by virtue of the Employee's death, his spouse shall receive an annuity equal to the minimum retirement benefit provided in accordance with the foregoing table, but reduced to the same extent that his retirement benefit would have been reduced under (i) above had Employee retired as of the date of his death.

                           (d)      Employee Benefits.  Employee shall be
entitled to continue to participate in the Company's Retirement Plan, Savings Plan, Executive Optional Deferred Compensation Plan and all other benefit plans that are available to employees of the Company and, in addition, upon termination of employment under this Agreement, the Employee shall, after the expiration of any continued health insurance benefits provided by the Company, be eligible to continue such benefits (at the Employee's cost) to the same extent that such benefits are made available by the Company thereafter to the senior executive officers of the Company and, after the Employee attains age 65, to retired senior executive officers of the Company.

                  6. Termination by the Company. The Company, acting by a vote of its Board of Directors, may terminate Employee's employment hereunder (and consequently his Term of Employment) under the following circumstance:

                           (a)      Termination for Cause.

                                  (i) The willful,  substantial,  continued  and
                           unjustified refusal of Employee to perform the duties required of him by this Agreement to the extent of his ability to do so.

                                  (ii) The willful engaging by Employee in conduct which is demonstrably and materially injurious to the Company, financially or otherwise. For purpose of this paragraph, no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Company.

                                  (iii) Notwithstanding the foregoing,  Employee
                           shall not be deemed to have been terminated for cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting of the Board (after reasonable notice to Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Employee was guilty of engaging in such conduct.

                         (b)        Termination due to Disability.  The Employee
shall be unable to perform his duties hereunder by reason of disability that shall have continued for a period of at least one hundred and eighty (180) consecutive days. Moreover, during any such 180-day period the Employee shall receive the base salary pursuant to this Agreement and any MICP and LTIP award as if he were not disabled. The word "disability" as used in this Agreement shall mean the inability of the Employee, as determined by the Board of Directors, by reason of physical or mental disability to perform the duties required of him under this Agreement.

                         (c)        Termination Without Cause.  The Company,
acting by majority vote of its Board of Directors, terminate, the Term of Employment without cause upon thirty (30) days' written notice to Employee.

                         Upon termination of Employee's employment under
paragraph 6(c) or by the Employee for Good Reason as defined in paragraph 8(d), the Employee shall be entitled only to provisions of Section 8 and the Company shall have no other obligation to the Employee. In the event of termination of the Employee's employment under the provisions of paragraph 6(a) or 6(b) or if the Employee terminates his employment under this Agreement for any reason other than "Good Reason" as defined in paragraph 8(d), all rights of the Employee under this Agreement shall terminate upon the effective date of the termination of employment, the Employee shall have no further rights to be employed or to receive any further benefit under this Agreement, and the Company shall thereafter have no obligations to the Employee under this Agreement, except for rights the Employee vested and accrued prior thereto.

                           7.       Death of Employee.  If the Employee dies
during the Term of Employment, all rights of the Employee under this Agreement shall terminate upon his death other than rights vested and accrued prior thereto, including, without limitation, the SERP benefit provided in paragraph 5(c) of this Agreement as if the Employee had retired on the date of his death. The Company shall pay to the estate of the Employee the base salary that otherwise would be payable to the Employee through the end of the calendar year in which his death occurs as well as a target MICP payment, and the Company shall have no additional obligation under this Agreement to the Employee or his estate.

                           8.       Severance Pay.

                           (a)      If Employee's employment is terminated by
the Company without cause under the provisions of paragraph 6(c), or if Employee's employment is terminated by the Employee for Good Reason, as defined in paragraph 8(d) of this Agreement:

                                  (i) the Employee  shall be entitled to receive
                           and the Company shall be obligated to pay to the Employee, an amount equal to three times the sum of his annual base pay and the MICP target amount in effect as of the date of termination,

                                  (ii) the Employee  shall receive the number of
                           shares equal to (1) the target award that he could earn under his award agreement for each uncompleted performance cycle under the LTIP, plus (2) the number of shares earned and not yet paid out for any performance cycle that has been completed.

                           (b)      The Company shall pay the Employee the
amount due under paragraph 8(a)(i) in a lump-sum payment not later than fifteen (15) days following the date of the Employee's termination of employment. The shares referred to in Section 8(a)(ii) shall be issued to the Employee as soon as practical.

                           (c)      Any amount payable under this Section 8 is
in lieu of, and not in addition to, any further compensation payments for the then remaining Term of Employment. Such amount shall be paid to the Employee regardless of whether the Employee finds, seeks or receives an offer for alternative employment or receives compensation from other sources. The Employee shall be under no duty to mitigate damages or losses that he might incur by reason of such termination of his employment by the Company.

                           (d)      For purposes of this Agreement, "Good
Reason" shall mean, without the Employee's express written consent, the occurrence of any one or more of the following:

                                  (i) a change in the duties and responsibilities of the Employee's position such that a substantial reduction occurs from the duties and responsibilities in effect either as of the date of this Agreement or immediately prior to the change in responsibilities;

                                  (ii) a reduction by the Company of the Employee's base salary as in effect on the date hereof, as increased from time to time, except a reduction consistent with salary reductions of all personnel on the executive payroll;

                                  (iii) the Company requiring the Employee to be
                           based in a city other than the city where the Employee is based on the date hereof.

                  9.       Restrictive Covenants.

                           (a)      During the Term of Employment, and for a
period of two (2) years after the expiration of the Term of Employment or other termination of the Employee's employment hereunder, whether by the Employee, the Company or otherwise, for whatever reason or no reason at all, the Employee shall maintain the confidentiality of all confidential and proprietary information relating to the business of the Company and its subsidiaries that he has previously acquired as an employee of the Company or that he may acquire in the course of his engagement hereunder, and shall not utilize such confidential and proprietary information to the detriment of the Company or any of its subsidiaries, or otherwise knowingly disclose any such confidential information to any third person. Following expiration of the Term of Employment or other termination of the Employee's employment hereunder, whether by the Employee, the Company or otherwise, for whatever reason or no reason at all, the Employee shall promptly return to the Company all written materials containing confidential and proprietary information regarding the Company or any of its subsidiaries that the Employee has previously acquired as an employee of the Company or that he obtained in the course of the performance of his duties hereunder.

                         (b)        During the Term of Employment, and for a
period of two (2) years after the expiration of the Term of Employment or other termination of the Employee's employment hereunder, whether by the Employee, the Company or otherwise, for whatever reason or no reason at all, the Employee:

                                    (i)     shall not induce or attempt to
                           induce any employee of the Company to leave the employ of the Company or any of its subsidiaries; and

                                    (ii) shall not, directly or indirectly, own,
                           operate, manage, have a proprietary interest of any kind in, extended financial assistance to, solicit, encourage or handle patronage for, be employed by or serve as a consultant, or in any other capacity, for the principal or branch office or facilities of any person engaged primarily in business the same as, substantially similar to or in substantial direct competition with the business of the Company or any of its subsidiaries and located within the States of Florida, Georgia, Alabama, North Carolina and South Carolina, except that the Employee may own stock in such a corporation so long as such stock is publicly traded, the Employee does not own more than five percent (5%) of the outstanding stock of said corporation and the ownership of such stock does not in any way represent any form of compensation for any services rendered by the Employee to said corporation.

                                    (iii)  The  Employee  acknowledges  that his
                           skills are such that he can be gainfully employed in noncompetitive employment and that the agreement not to compete will in no way prevent him from earning a living.

                         (c)        It is understood by and between the parties
hereto that the covenants set forth in this Section 9 are essential elements of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants, or any of them.

                         (d)        The Employee agrees that damages at law will
be an insufficient remedy to the Company if the Employee violates the terms of this Section 9 and that the Company would suffer irreparable damage as a result of any such violation. Accordingly, it is agreed that the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of this Section 9, which injunctive relief shall be in addition to any other rights or remedies available to the Company.

                         (e)        The Employee agrees to pay to the Company
all costs and expenses incurred by the Company relating to the enforcement of the terms of this Section 9, including reasonable fees and disbursements of counsel and legal assistants (whether incurred before trial, at trial, in appellate proceedings, or otherwise).

                         (f)        The restrictions of this Section 9 shall
extend to all activities of Employee, whether as a sole proprietor, an independent contractor, partner or joint venture, or as an officer, director, stockholder (except as otherwise specified in paragraph (b)(ii) above), agent, employee or salesman for any individual, firm, partnership, corporation or other entity, or otherwise.

                         (g)        The period of time during which the Employee
is prohibited from engaging in certain business practices pursuant to the provisions of paragraphs (a) or (b) of this Section 9 shall be extended by any length of time during which the Employee is in breach of such covenants.

                           (h)      It is agreed by the Company and the Employee
that if any portion of the covenants set forth in this Section 9 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Company and the Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this Section 9 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area that is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Employee. The Company and the Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and position held by the Employee and the extent of the business conducted by the Company.

                  10. Insider Trading Restrictions. The Employee acknowledges and is aware that applicable state and federal securities laws prohibit any person who has material non-public information about a company from purchasing or selling the securities of that company. The Employee further acknowledges that during the course of his employment by the Company he may become privy to material non-public information regarding the Company or other companies. The Employee agrees and acknowledges that such material non-public information will be the property of the Company and such other companies. The Employee covenants and agrees not to disclose, and will not suffer or permit any of the employees or agents of the Company under his supervision to disclose, to any third person or make use of any material non-public information about the Company or any other company in connection with the purchase or sale of any securities, including securities of the Company and its subsidiaries. The foregoing covenants regarding material non-public information shall not apply to the extent that such information is publicly disclosed by the Company or other companies or otherwise publicly disclosed in accordance with law by a person other than the Employee.

                  11. Compliance with Other Agreements. The Employee represents and warrants that the execution of this Agreement by him and his performance of his obligations hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any Agreement to which the Employee is a party or by which the Employee is or may be bound.

                  12.  Disputes.  Should a "change  in  control",  as defined in
Section 1.3 of the CIC Agreement described in Section 16, occur, the Employee shall be entitled to recover all reasonable costs and expenses (including fees and disbursements of counsel and legal assistants, whether incurred before trial, at trial, in appellate proceedings, or otherwise) incurred with respect to any action relating to this Agreement, whether brought by Employee, or by or on behalf of the Company or any successor or affiliate; in all other cases, the prevailing party in any action relating to this Agreement shall be entitled to recover all such costs and expenses.

                  To the extent permitted by law, the Company shall pay to Employee on demand, interest on any amount not paid in full when due under the terms of this Agreement. The amount shall be computed by applying to the sum of all delinquent amounts an interest rate. The interest rate shall be a fixed rate per year which shall be the "prime rate" as listed daily in the Money Rates column of the Wall Street Journal published the day on which Employee's employment terminates.

                  13. Waiver of Breach. The waiver of the Company of a breach by the Employee of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless in writing and approved by the Board of Directors of the Company.

                  14. Notice. All notices, requests, demands and any other communications that are required or that may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by electronic fax, telecopy or similar electronic transmission method (provided customary evidence of receipt is obtained); the day after it is sent, if sent by recognized overnight delivery service; and three days after it is sent, if mailed, first class certified mail, return receipt requested, postage prepaid. In each case notice shall be sent to the parties at the following addresses:

                  To the Company at:     Florida Progress Corporation
                                         P.O. Box 33042
                                         St. Petersburg, FL 33733
                                         Attn:    Corporate Secretary

                  To the Employee at:    Mr. Richard Korpan
                                         4993 Turtle Creek Trail
                                         Oldsmar, FL 34677

Personal delivery to the Company shall be only to an executive officer thereof other than the Employee. Either party may change his or its address to which notice is to be sent pursuant hereto by sending a notice of such change in conformity with the foregoing requirements to the other party.

                  15. Binding Effect; Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. This Agreement is a personal employment contract, and the Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign or otherwise transfer any of his rights or delegate any of his duties or obligations under this Agreement.

                  16.  Entire  Agreement.  Except as otherwise  provided in this
Section, the parties hereto agree that this Agreement constitutes the entire agreement between the parties hereto pertaining to the employment of the Employee, that this Agreement supersedes all prior and contemporaneous agreements and understandings of the parties, and that there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. The Employee and the Company agree that the Agreement dated as of January 30, 1998 between the Employee and the Company (the "CIC Agreement") shall remain in full force and effect. After a "change in control," as defined in paragraph 1.3 of the CIC Agreement, (i) any payment or benefit to which the Employee may be or become entitled under this Agreement that is also provided, in whole or in part, under the CIC Agreement shall be paid or provided to the Employee under this Agreement, and the Employee shall be entitled to such payment or benefit under the CIC Agreement only to the extent that such payment or benefit is greater than the payment or benefit to be made under this Agreement, and (ii) any duty or obligation to which the Employee may be or become subject under this Agreement to which he may also be or become subject under the CIC Agreement shall be determined under whichever of this Agreement or the CIC Agreement imposes the lesser duty or obligation, as the case may be upon the Employee.

                  17. Separability and Modification. In the event any provision of this Agreement is invalid or unenforceable under the laws of the State of Florida, such provision shall be deemed to be restricted in scope or otherwise modified to the extent necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement if circumstances so require, and this Agreement shall be constructed and enforced herein as so restricted or modified, or as if such provision had not originally been contained herein, as the case may be.

                  18. Amendment. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon only by a written instrument executed by such parties.

                  19. Definition of "Person". For all purposes of this Agreement, the word "person" shall refer not only to a natural person but also to any corporation, partnership, joint venture, trust or other entity or business arrangement.

                  20. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

                  21. Headings. The headings of the various sections in this Agreement are inserted for the convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement. They are not intended to modify or explain or to be a full or accurate description of the contents hereof.

                22. Additional Payment. In the event that any payment or benefit under this Agreement would subject the Employee to the excise tax imposed under 4999 of the Internal Revenue Code of 1986, as amended (or any successor section thereto), the Employee shall be entitled to an additional payment determined under the provisions of Section 6.3 of the CIC Agreement.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.




/s/ Terry L. Hipps                          /s/ Richard Korpan
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Witness                                    RICHARD KORPAN



/s/ Carole L. Porter                       FLORIDA PROGRESS CORPORATION
-------------------------------
Witness



/s/ Terry L. Hipps                      BY:/s/ Jean Giles Wittner
-------------------------------            -------------------------------
Witness



/s/ Carole L. Porter
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Witness